Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: John Floeter

972-771-5484, John@FloeterTX.com

PlainsCapital Corporation Postpones IPO

DALLAS, TEXAS (November 4, 2009) - PlainsCapital Corporation today announced that it is postponing its planned initial public offering of shares of its Common Stock due to recent volatility in the financial markets.

“The current market volatility, especially as it affects financial stocks, has created unfavorable conditions for the offering,” said Alan B. White, Chairman and CEO of PlainsCapital. “We have decided to postpone the IPO and wait for an improved market environment.”

About PlainsCapital Corporation

PlainsCapital Corporation is a diversified financial services company headquartered in Dallas, Texas with three complementary operating businesses: PlainsCapital Bank, providing commercial banking, personal banking and wealth management, PrimeLending, providing residential mortgage origination, and FirstSouthwest Company, providing public finance advisory and investment banking.